As filed with the Securities and Exchange Commission on August 1, 2014

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERSO PAPER CORP.

(Exact name of registrant as specified in its charter)

Delaware	2621	75-3217389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6775 Lenox Center Court, Suite 400

Memphis, TN 38115-4436

(901) 369-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Paterson

President and Chief Executive Officer

Verso Paper Corp.

6775 Lenox Center Court, Suite 400

Memphis, TN 38115-4436

(901) 369-4100

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Taurie M. Zeitzer Joshua N. Korff Michael Kim Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022	George F. Martin President and Chief Executive Officer NewPage Holdings Inc. 8540 Gander Creek Drive Miamisburg, OH 45342	Gregory A. Ezring David S. Huntington Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Phone: (212) 373-3000	Joseph Frumkin Melissa Sawyer Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger described in the joint proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☒  Registration No. 333-193794

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	400,000 shares(1)	N/A	$9,000,000(2)	$1,159.20(3)

(1)	Represents the maximum number of additional shares of common stock, par value $0.01 per share (“Verso common stock”), of Verso Paper Corp. (“Verso”) estimated to be issued upon the completion of the acquisition by Verso of NewPage Holdings Inc. (“NewPage”) (the “Merger”). Verso has previously registered 14,100,000 shares of Verso common stock pursuant to the registration statement on Form S-4 (Registration No. 333-193794), which was declared effective on July 11, 2014.
(2)	Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(f)(2) and Rule 457(f)(3) of the Securities Act, based on the incremental change in book value of the NewPage common stock from September 30, 2013 to March 31, 2014.
(3)	A registration fee of $72,514.40 was previously paid in connection with Verso’s registration statement on Form S-4 (Registration No. 333-193794) for the registration of 14,100,000 shares of Verso common stock. An additional registration fee of $1,159.20 is being paid for the registration of an additional 400,000 shares of Verso common stock in accordance with Section 6(b) of the Securities Act at a rate equal to $128.80 per $1,000,000 of the proposed maximum aggregate offering price.

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 400,000 shares of Verso common stock for issuance to the NewPage stockholders as part of the Merger Consideration pursuant to the Merger Agreement (as defined in the Registration Statement on Form S-4 (Registration No. 333-193794) incorporated by reference herein). Verso has previously registered 14,100,000 shares of Verso common stock by means of a currently effective registration statement on Form S-4 (Registration No. 333-193794).

INCORPORATION OF DOCUMENTS BY REFERENCE

This registration statement incorporates by reference the contents of the Registration Statement on Form S-4 (Registration No. 333-193794), including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index attached to and filed with this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	Exhibit Description

5.1	Opinion of Kirkland & Ellis LLP, as to the legality of the securities being issued

23.1	Consent of Deloitte & Touche LLP (Verso)

23.2	Consent of Deloitte & Touche LLP (Verso Holdings)

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on August 1, 2014.

VERSO PAPER CORP.

By:	/s/ David J. Paterson
David J. Paterson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Paterson David J. Paterson	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2014

/s/ Robert P. Mundy Robert P. Mundy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 1, 2014

/s/ Michael E. Ducey Michael E. Ducey	Director	August 1, 2014

/s/ Thomas Gutierrez Thomas Gutierrez	Director	August 1, 2014

/s/ Scott M. Kleinman Scott M. Kleinman	Director	August 1, 2014

/s/ David W. Oskin David W. Oskin	Director	August 1, 2014

/s/ Eric L. Press Eric L. Press	Director	August 1, 2014

/s/ L.H. Puckett, Jr. L.H. Puckett, Jr.	Director	August 1, 2014

/s/ Reed B. Rayman Reed B. Rayman	Director	August 1, 2014

/s/ David B. Sambur David B. Sambur	Director	August 1, 2014

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Kirkland & Ellis LLP, as to the legality of the securities being issued

23.1	Consent of Deloitte & Touche LLP (Verso)

23.2	Consent of Deloitte & Touche LLP (Verso Holdings)

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

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